Exhibit 99.1

Trinity Companies, Inc. Acquires Competency Based-Learning (CBL) Operations in Australia and United States Acquisition Creates International Presence in Global Workplace Learning Market

BERKELEY, CALIFORNIA, October 1, 2002 -- Trinity Companies, Inc. ("Trinity"), a publicly-held Utah Corporation, announced today that it has completed the acquisition of its initial operating company in the global workplace education and certification market. In exchange for shares of its common stock, Trinity has acquired all of the outstanding shares, assets and liabilities of Competency Based Learning, Inc., a California corporation, and two related Australian companies, Competency Based Learning, Pty. Ltd., ACN 084 763 780 ("CBL-AU"), and ACN 082 126 501 Pty. Ltd. ("ACN"), collectively referred to "CBL." The acquisition was effected through Trinity's wholly-owned subsidiary CBL Acquisition Corp., which is expected to be renamed CBL Global Corp. Trinity will be filing a Current Report on Form 8-K with the Securities and Exchange Commission within the next 15 days that will contain more detailed information pertaining to its acquisition of CBL and to CBL's business.

Since 1999, CBL has focused on expanding and marketing its proprietary workplace learning platform called the "CBL System(R)," development of which commenced in 1991. CBL has successfully marketed its services to major customers in the mining and electric power generation industries in Australia, Asia-Pacific, Latin America, North America and Africa. CBL has developed over 500 proprietary competency-based learning modules for targeted large-scale global industries and has marketed them successfully to major corporate customers. To date, CBL has issued over 10,000 certificates for successful completion of its learning units.

Douglas Cole, Chief Executive Officer of Trinity Companies said, "As result of our acquisition of CBL, we have an immediate global presence in the business of providing technology-enabled workplace education and skills certification for the global mining, minerals, and energy industries, and we are actively expanding our product development and sales efforts to selected global industries." Mr. Cole added, "During the remainder of 2002 and into 2003 we will be focused on integrating and expanding the operations of CBL, identifying additional acquisition and consolidation targets in the global learning and training market, and establishing Trinity Companies, Inc. as a leading global brand in technology-enabled learning, training and accreditation."

Brian P. Kennedy, a principal of CBL who will serve as President of CBL Global Corp., said, "We are excited about becoming the initial operating company for Trinity. The CBL team brings to Trinity valuable, proven senior management experience in human resource management, corporate training, instructional design, information technology, and business development in relevant industries. We believe that with the additional capital and management resources from Trinity, we can accelerate the market penetration of CBL System(R) into new geographic markets and industry segments. We believe the CBL System(R) we have developed and refined delivers measurable positive results on our customers' productivity and profitability."

The essential features of the CBL System(R) are comprehensive, customizable curricula that are web-enabled in multiple languages; a distinctive approach that promotes collaboration and learning by doing, in keeping with contemporary educational best practice, and rigorous, consistent global certification of learning outcomes. The CBL System(R) was developed for applications in mining, yet its underlying principles hold for any industry, workplace or learning environment. Many existing CBL learning units can be applied unchanged or with only minor customization to a wide range of extractive and process manufacturing industries, while new learning units can quickly be produced to specification for additional industries or workplace applications.

Stephen Scammell, co-principal of CBL, who will serve as Executive Vice President - Sales, Marketing and Business Development for CBL Global Corp., stated, "The strength of our product offering has enabled us to add some of the world's largest companies to our client list. We are building on our current global sales representation in North America, Australia, and Latin America. We seek to establish CBL as the preferred provider of workplace education services to global industry."

About Trinity Companies, Inc.

Trinity Companies, Inc. is a publicly-held Utah corporation. We recently commenced a strategy to provide technology-enabled learning, training and accreditation services to major customers in multiple global industries. Our initial target market is medium-to-large companies and organizations with requirements to provide training and accreditation to their employees and members in a cost effective and efficient manner. We are seeking to achieve market entry and increased penetration in geographic markets worldwide through multiple acquisitions and consolidation of operating companies with established customer bases, acquisition of operating companies with proprietary platforms and learning systems, licensing of software and other technologies, internal business development, and the expansion of sales offices and other sales representation around the world. Our board of directors adopted our present strategy in early 2002 based on competitive analyses, market research, and an analysis of our ability to acquire operating companies in key market areas and segments and attractive valuations. Our former name was Habersham Energy Company, originally incorporated as U.S. Mineral & Royalty Corp. as an Oklahoma corporation in 1975. We have not had any business activity since 1995 prior to adopting our present strategy.

FORWARD LOOKING STATEMENTS - DISCLAIMER

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Companies, Inc. and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB.